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                                 EXHIBIT 23.1

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                     CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Unicomp, Inc. on Form S-8 of our report dated May 23, 1996, on our audits of the consolidated financial statements and financial statement schedules of UniComp, Inc. as of February 29, 1996 and February 28, 1995 and for the years ended February 29, 1996, February 28, 1995 and 1994 which report is included in the Company's Annual Report on Form 10-K.

                                       COOPERS & LYBRAND L.L.P.


Atlanta, Georgia
February 6, 1997